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EXHIBIT 21

            NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

                         SUBSIDIARIES OF THE REGISTRANT

NAME of Company                                      State of Organization
---------------                                      ---------------------
NM Uranium, Inc.                                     Texas
NM Properties, Inc. (Note 1)                         New York
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      Riverview, Inc.
      Landwest, Inc.
      Upper Hudson Development Inc.
      Land Management & Development, Inc.
         Port of the Islands North, LLC